UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 25, 2025 (November 21, 2025)

LIXTE BIOTECHNOLOGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

delaware	001-39717	20-2903526
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

680 East Colorado Boulevard, Suite 180

Pasadena, California 91101

(Address of principal executive offices)

(631) 830-7092

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LIXT	The NASDAQ Stock Market, LLC
Warrants to Purchase Common Stock, par value $0.0001 per share	LIXTW	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement

The information set forth in Item 2.01 below regarding the Share Exchange Agreement (as defined below) is incorporated by reference in this Item 1.01.

Item 2.01. Completion of Acquisition or Disposition of Assets

Share Exchange Agreement

On November 21, 2025, Lixte Biotechnology Holdings, Inc., a Delaware corporation (the “Company”), entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Orbit Capital Inc., a Cayman Islands corporation (the “Seller”), and Liora Technologies Europe Ltd., a corporation organized under the laws of England and Wales which is wholly-owned by the Seller (the “Liora”). Pursuant to the Share Exchange Agreement, the Company agreed to purchase from Seller all of the issued and outstanding ordinary shares of Liora (the “Shares ”) in exchange for the Consideration set forth below (the “Share Exchange”).

Liora was formed on October 7, 2025 and, on November 11, 2025, acquired certain assets from Advanced Oncotherapy PLC pursuant to an asset purchase agreement. These assets include intellectual property and goodwill, technology, hardware, software, digital assets and all of the other assets, property or rights relating to the LIGHT (Linac Image Guided Hadron Therapy), a proton-based radiotherapy solution, as identified on Schedule 1 attached to the Share Exchange Agreement. Liora’s equipment and operations are located at the Daresbury Laboratory in Warrington, United Kingdom pursuant to a lease agreement.

At the closing, the Company agreed to pay the following consideration (the “Consideration”) in exchange for the Shares: (i) issue to Seller 2,700 shares of the Company’s Series C Preferred Stock, $1,000 stated value per share (the “Series C Preferred Stock”) having such rights and preferences as set forth in the certificate of designation included as Exhibit 1 in the Share Exchange Agreement, which are non-voting and shall be convertible into an aggregate of 2,700,000 shares of the Company’s common stock, subject to a 19.99% conversion limitation until the Company obtains shareholder approval; (ii) pay to Seller 10.56 Bitcoin and 300 Ethereum; (iii) pay to Seller $440,000 in cash; and (iv) enter into a royalty agreement with Seller that entitles the Seller to receive a royalty equal to ten percent (10%) of net revenues generated from the operation, use, licensing, monetization or sale of and the LIGHT equipment (the “Company Equipment”), up to a maximum aggregate royalty payment of $45,000,000.

The closing of the Share Exchange is subject to customary closing conditions, including the accuracy of representations and warranties, compliance by the parties with their covenants, the receipt of required consents and governmental approvals, the continued validity of certain prior transactions relating to Liora’s acquisition of its assets, and the Company’s continued listing on The Nasdaq Global Market.

The Agreement also contains customary representations, warranties and covenants of the parties. These provisions include, among other things, covenants relating to the operation of the Company and Liora prior to closing, requirements relating to regulatory and third-party approvals, and post-closing cooperation obligations, including support for any financial audits required by applicable law. The Agreement also provides for mutual indemnification obligations. The Company is required to seek shareholder approval for the full conversion of the Series C Preferred Stock at its 2026 annual meeting of shareholders.

The Share Exchange was consummated on November 24, 2025.

Royalty Agreement

On November 24, 2025, the Company entered into a Royalty Agreement with Orbit Capital Inc. (the “Royalty Holder”) in connection with the Share Exchange Agreement among the Company, the Royalty Holder, and Liora Technologies Europe Ltd. Pursuant to the Royalty Agreement, the Company agreed to pay the Royalty Holder a royalty based on revenues derived from the Company Equipment acquired through the Share Exchange.

Under the Royalty Agreement, beginning on the first date on which the Company or any of its affiliates generates Net Revenue and continuing until the agreement terminates in accordance with its terms, the Company will pay to the Royalty Holder a royalty equal to ten percent (10%) of Net Revenue. “Net Revenue” consists of gross revenue received from the operation, use, licensing, monetization or sale of the Company Equipment, less direct and indirect expenses and costs attributable to such revenues, determined in accordance with U.S. GAAP. The aggregate amount of royalties payable under the agreement may not exceed a maximum royalty payment cap of $45,000,000. Once the Company provides an officer’s certificate confirming that cumulative royalty payments have reached the royalty payment cap, the agreement automatically terminates without further action by either party.

Following the commencement of Net Revenue, the Company must calculate the royalty on a quarterly basis. After releasing its quarterly financial results, or within sixty days after quarter end if public reporting is not required, the Company will deliver to the Royalty Holder an operations report setting forth the Net Revenue for the applicable period, the resulting royalty calculation, and cumulative royalty payments to date. Royalty payments are due within five business days after delivery of the report. The Royalty Holder may review and audit the Company’s records relating to the calculation of royalties, subject to certain procedural requirements and time limitations.

The foregoing descriptions of each of the Share Exchange Agreement and the Royalty Agreement do not purport to be complete and are each qualified in their entirety by reference to the full text of the forms of the Share Exchange Agreement and the Royalty Agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K (“Form 8-K”) and incorporated herein by reference.

Capitalized terms used but not otherwise defined in Item 2.01 of this Form 8-K have the respective meanings ascribed thereto by the Share Exchange Agreement and the Royalty Agreement, as applicable.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 and Item 5.03 of this Form 8-K is hereby incorporated by reference into this Item 3.02 in its entirety. The Series C Preferred Stock has not been registered under the Securities Act and has been issued in reliance on an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) thereof. The Series C Preferred Stock may not be offered or sold in the United States in the absence of an effective registration statement or exemption from applicable registration requirements. No statement in this document or the attached exhibits is an offer to purchase or a solicitation of an offer to sell securities. No offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 24, 2025, the Company filed a Certificate of Designations of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware. The Certificate of Designation created a new series of preferred stock designated as Series C Convertible Preferred Stock, consisting of 2,700 shares.

The Series C Preferred Stock has a stated value of $1,000 per share and does not accrue dividends. Holders of the Series C Preferred Stock do not have voting rights except where required by Delaware law or where an amendment would adversely affect the rights or preferences of the Series C Preferred Stock. In such cases, the Company may not amend its charter documents or alter the rights of the Series C Preferred Stock without the affirmative vote of the holders of a majority of the outstanding shares of Series C Preferred Stock.

Upon a liquidation, dissolution, or winding up of the Company, the Series C Preferred Stock ranks senior to junior securities, on parity with the Company’s common stock and any series of preferred stock that ranks equally, and junior to any series of preferred stock expressly designated as senior. Each holder is entitled to receive an amount equal to the stated value before any distribution is made to junior securities.

Each share of Series C Preferred Stock is convertible, at the option of the holder, into 1,000 shares of common stock. Conversions are subject to certain limitations, including a 4.99% beneficial ownership limitation, which a holder may increase or decrease upon 61 days’ prior notice, provided that it may not exceed 19.99% of the Company’s outstanding common stock post-issuance unless the Company obtains shareholder approval as required under the applicable Nasdaq listing rules.

The Company is required to reserve a sufficient number of shares of common stock for issuance upon conversion of the Series C Preferred Stock, and any conversion shares issued will be fully paid and non-assessable. The Series C Preferred Stock is not subject to redemption at the option of either the Company or the holders; provided, however, that the foregoing shall not limit the ability of the Company to purchase or otherwise deal in such shares to the extent otherwise permitted hereby and by law.

The foregoing description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Form 8-K and is incorporated herein by reference.

Capitalized terms used in Item 5.03 of this Form 8-K but not otherwise defined have the meaning set forth in the Certificate of Designation.

Item 7.01 Regulation FD Disclosure

On November 25, 2025, the Company issued a press release announcing the closing of the Share Exchange, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information in this Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed subject to the requirements of Item 10 of Regulation S-K, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing. The furnishing of this information hereby shall not be deemed an admission as to the materiality of any such information.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed herewith.

Exhibit Number	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock filed with the Delaware Secretary of State on November 21, 2025
10.1	Share Exchange Agreement, dated November 21, 2025, by and among the Company, Orbit Capital Inc., and Liora Technologies Europe Ltd.
10.2	Royalty Agreement, dated November 24, 2025, by and among the Company and Orbit Capital Inc.
99.1	Press Release, dated November 25, 2025
104	Cover Page Interactive Data File (embedded within the inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 25, 2025	LIXTE BIOTECHNOLOGY HOLDINGS, INC. (Registrant)

	By:	/s/ Geordan Pursglove
Geordan Pursglove
Chairman of the Board and Chief Executive Officer